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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): December 30, 2013

                          SYNERGY RESOURCES CORPORATION
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                      001-35245              20-2835920
--------------------              -------------------     --------------------
(State or other jurisdiction     (Commission File No.)    (IRS Employer
of incorporation)                                          Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                 ---------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
              -----------------------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

     On December 30, 2013, the Company issued:

     o 15,883 shares of its restricted common stock to George Seward, a director of the Company, in consideration for his assistance in obtaining oil and gas leases for the Company; and

     o 14,201 shares of its restricted common stock to two persons in consideration for their assistance in obtaining oil and gas leases for the Company;

     The shares of common stock described above were not registered under the Securities Act of 1933 and are restricted securities. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the issuance of these shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 2, 2014

                              SYNERGY RESOURCES CORPORATION


                              By:/s/ Frank L. Jennings
                                 ----------------------------------------
                                 Frank L. Jennings, Principal Financial Officer